Exhibit 99.3

Designated Filer: Warburg Pincus Private Equity VIII, L.P.

Issuer & Ticker Symbol: Bridgepoint Education Inc. [BPI]

Date of Event Requiring Statement: December 18, 2013

JOINT FILERS’ SIGNATURES

WARBURG PINCUS PARTNERS LLC		Dated: December 20, 2013
By:	Warburg Pincus & Co.,
its Managing Member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Attorney-in-fact*

WARBURG PINCUS LLC		Dated: December 20, 2013

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Managing Director

WARBURG PINCUS & CO.		Dated: December 20, 2013

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Attorney-in-fact*

CHARLES R. KAYE		Dated: December 20, 2013

By:	/s/ Robert B. Knauss
Name:	Charles R. Kaye
By:	Robert B. Knauss, Attorney-in-Fact*

JOSEPH P. LANDY		Dated: December 20, 2013

By:	/s/ Robert B. Knauss
Name:	Joseph P. Landy
By:	Robert B. Knauss, Attorney-in-Fact*

* The Power of Attorney given by each of Warburg Pincus & Co., Mr. Kaye and Mr. Landy was previously filed with the U.S. Securities & Exchange Commission on November 26, 2013 as an exhibit to a statement on Form 4 filed by Warburg Pincus Private Equity IX, L.P. with respect to Laredo Petroleum Holdings, Inc. and is hereby incorporated by reference.